                                                                   EXHIBIT 10.24

[LETTERHEAD OF MEGABIOS CORP.]


January 3, 1996


Edgerton Scott, II
Senior Vice President
Imperial Bank
Special Markets Group
2460 Sand Hill Road, Suite 102
Menlo Park, California 94025

Via Federal Express

Dear Mr. Scott:

As you know, the Warrant to Purchase Shares of Preferred Stock entered into by Imperial Bank and Megabios Corp. on June 1, 1995 (the Warrant"), provided for the reduction of the value of the Warrant to be received by Imperial Bank under certain conditions. In August 1995, Megabios Corp. completed a $7.0 million financing through the sale of Series C Preferred Stock, thereby triggering a reduction in the value of the Warrant. Since extenuating circumstances (force majeure) prevented the final closing of this offering until after the deadline of August 15, 1995, but all investors had been identified and processed as of that time, Megabios Corp. and Imperial Bank have agreed that the exchange value of the Warrant shall be $93,500 (72,422 shares of Series C Preferred Stock). This figure represents the mid-point of $75,000, the lowest possible value of the Warrant, and $112,500, the intermediate value of the Warrant established based on Megabios Corp.'s raising $5.0 million in July 1995. Please note that the Warrant shall convert into Series C Preferred stock, not Series D Preferred.

I have also attached a check in the amount of $10,270.00 for processing and closing fees associated with the transaction. Please forward it to the appropriate party within your organization.

Thank you for supporting Megabios Corp. and congratulations on becoming a Megabios shareholder! I look forward to speaking with you soon.

Best regards,

/s/ Patrick Enright

Patrick Enright

cc:  B. McGraw
     M. Nibel
     P. Martinson (Cooley Godward)

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") ANY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

     THE SERIES C PREFERRED STOCK IS REDEEMABLE UNDER CERTAIN CIRCUMSTANCES AND MAY BE CONVERTED AT ANY TIME AT THE ELECTION OF THE HOLDER INTO FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK AND SHALL BE AUTOMATICALLY CONVERTED INTO SHARES OF COMMON STOCK UPON THE OCCURRENCE OF CERTAIN SPECIFIED EVENTS DESCRIBED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.


                               _________________

                 WARRANT TO PURCHASE SHARES OF PREFERRED STOCK

                                                                    June 1, 1995

     THIS CERTIFIES THAT, for value received Imperial Bank ("Holder") is entitled to subscribe for and purchase certain shares of the fully paid and nonassessable Preferred Stock ("the Shares") of MEGABIOS CORP., a California corporation (the "Company"), at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Preferred Stock" shall mean the Company's Series C Preferred Stock, unless (i) the Company shall have issued shares of Series D Preferred Stock prior to August 15, 1995 or such issuance shall be, in the opinion of the Holder, imminent on such date, or (ii) the closing of a major new corporate partnership shall be, in the opinion of the Holder, imminent on August 15, 1995; then the term "Preferred Stock" shall mean the Company's Series D Preferred Stock. The number of shares of Preferred Stock for which this Warrant shall be exercisable is as follows:

     (a) If this Warrant is exercised for Series C Preferred Stock, 115,875 shares;

     (b)  If this Warrant is exercised for Series D Preferred Stock, and

          (i) the Company has, not later than June 15, 1995, soft-circled from prospective investors the purchase of an aggregate of $4,000,000 of Series D Preferred Stock, that number of shares equal to $112,500 divided by the initial purchase price per share of Series D Preferred Stock; or

                                      1.

          (ii) the Company has deposited with Holder by August 15, 1995 at least $7,000,000 in new equity or Holder is then of the reasonable belief that such amount of funding is committed and closing thereof is imminent, that number of shares equal to $112,500 divided by the initial purchase price per share of Series D Preferred Stock; or

          (iii) the Company has, not later than June 15, 1995, soft-circled from prospective investors the purchase of an aggregate of $4,000,000 of Series D Preferred Stock and has deposited with Holder by August 15,1995 at least $7,000,000 in new equity or Holder is then of the reasonable belief that such amount of funding is committed and closing thereof is imminent, that number of shares equal to $75,000 divided by the initial purchase price per share of Series D Preferred Stock; or

          (iv) in all other cases, that number of shares equal to $150,000 divided by the initial purchase price per share of Series D Preferred Stock.

     1. WARRANT PRICE. The initial Warrant Price shall be, in the case of Series D Preferred Stock, the purchase price per share of the Series D Preferred Stock at the time it is first issued to a purchaser, and in the case of Series C Preferred Stock, $1.2945 per share.

     2. CONDITIONS TO EXERCISE. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending on the earlier of:

          (a) 5:00 P.M. California time on the fifth (5th) annual anniversary of this Warrant Agreement; or

          (b) the effective date of the merger of the Company with or into, the consolidation of the Company with, or the sale by the Company of all or substantially all of its assets to another corporation or other entity (other than such a transaction wherein the shareholders of the Company retain or obtain a majority of the voting capital stock of the surviving, resulting, or purchasing corporation); provided that subject to any applicable securities laws or confidentiality requirements, the Company shall notify the registered Holder of this Warrant of the proposed effective date of the merger, consolidation, or sale at least 30 days prior to the effectiveness thereof.

          In the event that, although the Company shall have given notice of a transaction pursuant to subparagraph (b)hereof, the transaction does not close within 30 days of the day specified by the Company, unless otherwise elected by the Holder any exercise of the Warrant subsequent to the giving of such notice shall be rescinded and the Warrant shall again be exercisable until terminated in accordance with this Section 2.

                                      2.

3.   METHOD OF EXERCISE; PAYMENT; ISSUANCE OF SHARES; ISSUANCE OF NEW WARRANT.

     (a) CASH EXERCISE. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 18 below) and by payment to the Company, by check, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes). Such delivery shall be made within 10 days after exercise of the Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and at the Company's expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to the Holder hereof within 10 days after exercise of the Warrant.

     (b)  NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to
Section 3(a), Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of shares of the Company's Preferred Stock computed using the following formula:

     X = Y (A-B)
         -------
           A

     Where:

     X = the number of shares of Preferred Stock to be issued to Holder.

     Y = the number of shares of Preferred Stock purchasable under this Warrant (at the date of such calculation).

     A = the fair market value of one share of the Company's Preferred Stock (at the date of such calculation).

     B = Warrant exercise price (as adjusted to the date of such calculation).

     (c) FAIR MARKET VALUE. For purposes of this Section 3, Fair Market Value of one share of the Company's Preferred Stock shall mean:

                                      3.

               (i)    In the event of an Initial Public Offering pursuant to
Section 2(6), the per share Fair Market Value for the Preferred Stock shall be the Offering Price at which the underwriters sell Common Stock to the public multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; or

               (ii) If the Common Stock is traded on NASDAQ or Over-The-Counter or on an exchange, the per share Fair Market Value for the Preferred Stock will be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal, for the ten (10) trading days prior to the date of determination of Fair Market Value, multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; or

               (iii) if the Company shall be subject to a merger, acquisition or other consolidation in which the Company is not the surviving entity, pursuant to Section 2(b), the per share Fair Market Value for the Preferred Stock shall be the value received per share of Preferred Stock by all holders of the Preferred Stock as determined by the Board of Directors of the Company; or

               (iv) In any other instance, the per share Fair Market Value for the Preferred Stock shall be as determined by the Board of Directors of the Company in its reasonable business judgment.

               In the event of 3(c)(iii) or 3(c)(iv), above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized Officer of the Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Preferred Stock. The Board will also certify to the Holder that this per share Fair Market Value will be applicable to all holders of the applicable series of the Company's Preferred Stock. Such certification must be made to Holder at least twenty (20) business days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(iii) and 3(c)(iv).

     4. REPRESENTATIONS AND WARRANTIES OF HOLDER AND RESTRICTIONS ON TRANSFER IMPOSED BY THE SECURITIES ACT OF 1933.

          (a) Representations and Warranties by Holder. The Holder represents and warrants to the Company with respect to this purchase as follows:

               (i) The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its interests.

                                      4.

               (ii) The Holder is acquiring the Warrant and the Shares of Preferred Stock issuable upon exercise of the Warrant and any Common Stock issued upon conversion thereof (collectively the "Securities") for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if this representation was predicted solely upon a present intention to hold the Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for a period of one year or any other fixed period in the future.

               (iii) The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act ("Rule 144") which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the Securities have been held for less than three years, the existence of a public market for the shares, the availability of certain public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in a transaction directly with a "market maker" (as provided by Rule 144(f)) and the number of shares or other securities being sold during any three-month period not exceeding specified limitations.

               (iv) The Holder further understands that at the time the Holder wishes to sell the Securities there may be no public market upon which such a sale may be effected, and that even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that in such event, the Holder may be precluded from selling the Securities under Rule 144 unless (a) a three-year minimum holding period has been satisfied and (b) the Holder was not at the time of the sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

               (v) The Holder has had an opportunity to discuss the Company's business, management and financial affairs with its management and an opportunity to review the Company's facilities. The Holder understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

          (b) LEGENDS. Each certificate representing the Securities shall be endorsed with the following legends and such other legends as the Company deems appropriate:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT")

                                      5.

               AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

               THE SERIES C PREFERRED STOCK IS REDEEMABLE UNDER CERTAIN CIRCUMSTANCES AND MAY BE CONVERTED AT ANY TIME AT THE ELECTION OF THE HOLDER INTO FULLY PAD AND NON-ASSESSABLE SHARES OF COMMON STOCK AND SHALL BE AUTOMATICALLY CONVERTED INTO SHARES OF COMMON STOCK UPON THE OCCURRENCE OF CERTAIN SPECIFIED EVENTS DESCRIBED IN THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.

The Company need not register a transfer of Securities unless the conditions specified in the foregoing legends are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legends are satisfied.

          (c) REMOVAL OF LEGEND AND TRANSFER RESTRICTIONS. The legend relating to the Act endorsed on a certificate pursuant to Section 4(b) of this Warrant and the stop transfer instructions with respect to the Securities represented by such certificate shall be removed and the Company shall issue a certificate without such legend to the Holder of the Securities if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available or (ii) the Holder provides to the Company an opinion of counsel for the Holder reasonably satisfactory to the Company, or a no-action letter or interpretive opinion of the staff of the SEC reasonably satisfactory to the Company, to the effect that public sale, transfer or assignment of the Securities may be without registration and without compliance with any restriction such as Rule 144.

     5. CONDITION OF TRANSFER OR EXERCISE OF WARRANT. Subject to Section 10, it shall be condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, the Holder shall provide the Company with a representation in writing that the Holder or transferee is acquiring this Warrant and the shares of Preferred Stock to be issued upon exercise and any Common Stock issued upon conversion thereof for investment purposes only and not with a view to any sale or distribution, or a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of preferred Stock issuable upon exercise of this Warrant or any Common Stock issued upon conversion thereof; other than a transfer registered under the Act, the Company must have received a legal opinion, in form and substance satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act.

                                      6.

Each certificate evidencing the shares issued upon exercise of the Warrant or upon any transfer of the shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at the Company's option, contain legends in form and substance satisfactory to the company and its counsel, restricting the transfer of the shares to sales or other dispositions exempt from the requirements of the Act.

     As further condition to each transfer, the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

     6. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. Subject to completion of the Company's anticipated Series D Preferred Stock financing and determination of the Series D Preferred Stock pricing, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights represented by this Warrant.

     7. ADJUSTMENT FOR CERTAIN EVENTS. Subject to Section 8, in the event of change in the outstanding Preferred Stock by reason of stock dividends, split-ups, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board of Directors of the Company. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment. Nothing herein shall be construed as providing Holder with antidilution rights greater than the antidilution rights, if any, of the holders of the Series C or D Preferred Stock, as applicable, generally, as set forth in the Company's Amended and Restated Articles of Incorporation, as amended. No adjustment in the Warrant Price and/or the number of Shares need be made if such adjustment would result in a change in the Warrant Price of less than one cent ($0.01) or a change in the number of Shares of less than one-hundredth (1/100th) of a share. Any adjustment less than these amounts which is not made shall be carried forward and shall be made at the time and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of at least these amounts.

     8. NOTICE OF ADJUSTMENTS. Whenever any Warrant Price shall be adjusted pursuant to Section 7 hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return

                                      7.

receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 18 hereof.

     9. "MARKET STAND-OFF" AGREEMENT. Holder hereby agrees that for a period of 180 days following the effective date of the first registration statement of the Company covering Common Stock (or other securities) to be sold on its behalf in an underwritten public offering, it will not, to the extent requested by the Company and underwriter, sell or otherwise transfer or dispose of (other than to donees or transferees who agree to be similarly bound) any of the Shares at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company who hold securities of the Company or options to acquire securities of the Company and all other persons with registration rights enter into similar agreements.

     10. TRANSFERABILITY OF WARRANT. This Warrant is transferable one time only, in whole and not in part, on the books of the Company at its principal office by the original registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with applicable federal and state securities laws (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company); provided, however, that notwithstanding the foregoing, this Warrant may be transferred to Holder's parent company or to an affiliate company as part of a merger or consolidation and such transfer shall not count as the one permitted transfer referred to above. After such one-time transfer, this Warrant shall be non-transferable. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. No partial transfer of the Warrant shall be allowed. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of the Company.

     11. NO FRACTIONAL SHARES. No fractional share of Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     12. CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of Preferred Stock upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and reasonable expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

     13. NO SHAREHOLDER RIGHTS UNTIL EXERCISE. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     14. REGISTRY OF WARRANT. The Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. this warrant may be surrendered for exchange or exercise in accordance with its terms, at such office or agency of the Company, and the Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

                                      8.

     15. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

     16.  MISCELLANEOUS.

          (a) ISSUE DATE. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on the date hereof.

          (b) SUCCESSORS. This Warrant shall be binding upon any successors or assigns of the Company.

          (c) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California.

          (d) HEADINGS. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

          (e) SATURDAYS, SUNDAYS, HOLIDAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of California, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

     17. NO IMPAIRMENT. The Company will not, by amendment of its Amended and Restated Articles of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against impairment.

     18. ADDRESSES. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mall, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.

          If to the Company:       MEGABIOS Corp.
                                   863A Mitten Road
                                   Burlingame, CA 94010
                                   Attn: Vice President,
                                         Finance and Business Development

                                      9.

     If to the Holder:             Imperial Bank
                                   226 Airport Parkway
                                   San Jose, CA 95159
                                   Attn: Senior Vice President & Manager
                                         Special Markets

     IN WITNESS WHEREOF, MEGABIOS Corp. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated as of June 1, 1995

                                   MEGABIOS CORP.


                                   By: /s/ Benjamin F. McGraw
                                       ---------------------------

                                   Title:  President & CEO
                                         -------------------------

                                      10.